As filed with the Securities and Exchange Commission on May 1, 2009
Registration No. 333-130020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________________________

SILVERSTAR HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

Clarendon House, Church Street
Hamilton HM CX Bermuda
(441) 295-1422
(Address, including zip code, and telephone number,
Including area code, of registrant's principal executive offices)

Clive Kabatznik
1900 Glades Road, Suite 435 Boca Raton, FL 33431
(561) 479-0040
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copy to:

Henry I. Rothman, Esq.
Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
(212) 704-6000

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

On November 30, 2005, Silverstar Holdings, Ltd., a Bermuda corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (Registration No. 333-130020) (the “Registration Statement), registering 4,768,412 shares of the Company’s common stock, par value $0.01 per share (which represents 130% of the number of shares of the Company’s common stock issuable upon conversion of a Variable Rate Secured Convertible Debenture and upon exercise of warrants to purchase shares of the Company’s common stock issued in private placement on October 31, 2005), for resale by the selling shareholder named therein from time to time. The Registration Statement was declared effective by the SEC on December 9, 2005.

This Post Effective Amendment No. 1 to the Registration Statement deregisters all of the shares of common stock of the Company which remain unsold under the Registration Statement, as provided in the Company’s undertakings given pursuant to Regulation S-K, Item 512(a)(3). As a result of this deregistration, no securities remain registered for resale pursuant to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on May 1, 2009.

SILVERSTAR HOLDINGS LTD.

By:/s/ Clive Kabatznik Name: Clive Kabatznik Title: President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date
* Michael Levy	Chairman of the Board of Directors	May 1, 2009

/s/ Clive Kabatznik Clive Kabatznik	President, Chief Executive Officer and Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	May 1, 2009
* Cornelius J. Roodt	Director	May 1, 2009

_________________________ Edward L. Bernstein	Director
_________________________ Edward Roffman	Director

* By: /s/ Clive Kabatznik Name: Clive Kabatznik Title: Attorney-in-fact		May 1, 2009